UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) August 22, 2007

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 22, 2007, Stephen M. McCarthy, Executive Vice President, Global Sales and Service announced his resignation as an officer of the Company and his intent to retire from the Company at the end of 2007. Mr. McCarthy has indicated his willingness to stay on through the end of 2007 to assist the Company transition his duties and responsibilities. Mr. McCarthy’s compensation generally will continue unchanged during the transition period. Pursuant to an agreement with the Company and upon his retirement, Mr. McCarthy will be paid $344,500 and will be eligible for retiree medical. Additionally, 50% of Mr. McCarthy’s outstanding equity awards (restricted stock units and stock options) will accelerate.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2007.

(c) On August 28, 2007, Thomas P. Minichiello, age 48, was appointed to serve as Vice President of Finance and Chief Accounting Officer. Timothy J. Wiggins, the Company’s Chief Financial Officer has been serving as the Company’s acting principal accounting officer since June 22, 2007. Since 2004, Mr. Minichiello served as the Company’s Vice President, Financial Operations. Previously, Mr. Minichiello held the positions of Vice President of Finance for Global Sales and Service, Vice President of Finance for North America, and Director of Finance for the Company’s global product divisions and North American sales and marketing functions. Mr. Minichiello joined Tellabs in 2001 as Controller for the Company’s optical networking products group. Mr. Minichiello holds a M.B.A. from DePaul University, a M.S. in Accounting from the University of Hartford, and a B.A. in Economics from Villanova University. Mr. Minichiello is a Certified Public Accountant.

As part of this promotion, Mr. Minichiello received an annual base salary increase of 7% and his annual performance-based bonus compensation target remains at 35% of his base salary. Additionally, Mr. Minichiello will receive a stock option grant to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2004 Incentive Compensation Plan (subject to Compensation Committee approval). The shares subject to such stock options shall vest pro-rata over a period of three years.

Item 8.01 Other Events

In connection with Mr. McCarthy’s resignation and ultimate retirement, Carl A. DeWilde has been named Executive Vice President Global Sales and Strategy. Mr. DeWilde most recently served as Executive Vice President Broadband Products. In addition Daniel P. Kelly has been named Executive Vice President, Product Development, responsible for all product development at Tellabs, including his current duties and Mr. DeWilde’s prior duties. Mr. Kelly was most recently Executive Vice President Transport Products. Messrs. DeWilde and Kelly were named to their new positions on August 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Timothy J. Wiggins
Timothy J. Wiggins Executive Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized officer)

August 28, 2007

(Date)